Exhibit 99.01

Inspyr Therapeutics Appoints Christopher Lowe Chief Executive Officer and Director

SAN ANTONIO (August 4, 2016) – Inspyr Therapeutics, Inc. (OTCQB: NSPX), a clinical-stage biotechnology company developing novel prodrug therapeutics for the treatment of cancer, announces that Christopher Lowe has been appointed President and Chief Executive Officer, and as a member of the Company’s Board of Directors. Mr. Lowe brings to Inspyr Therapeutics more than 15 years of executive management experience in life sciences as Chief Executive Officer, Chief Financial Officer and Chief Business Officer, and has been an advisor to the Company’s Board of Directors since March 2016.

“The Board is impressed with Chris’ ability to quickly grasp the significant potential of mipsagargin and develop a meaningful path forward for our Company,” said Dr. Peter Grebow, Inspyr Therapeutics’ Interim Chairman. “His proven record in developing and implementing corporate and financial strategies in support of drug development makes him the ideal leader for Inspyr Therapeutics. His many successes give us confidence he will take the necessary steps to advance mipsagargin and build stakeholder value. This is a new day at Inspyr Therapeutics and our Board is very excited about our prospects.”

“The totality of clinical data generated to date by mipsagargin leads us to believe that this asset could address several unmet medical needs potentially as a standalone treatment or as a combination therapy,” said Mr. Lowe. “Mipsagargin’s unique combination of potency and safety creates development options that we are currently examining. In the near term, we plan to further strengthen the management team, define our clinical development plan and ensure adequate capitalization. We expect to share our plans with shareholders in the near term and on a regular basis thereafter.”

In March 2016, the Company announced that its Board of Directors had engaged the consultancy FLG Partners, LLC and its partner Mr. Lowe to advise on the strategic path forward, including optimizing clinical and regulatory development of mipsagargin, and advising on business development and funding initiatives. FLG Partners will continue its engagement with a focus on providing senior-level financial support, among other activities.

Mr. Lowe is an accomplished C-level financial and operational executive. He has been instrumental in raising more than $500 million in private and public financings, completed more than $1 billion in M&A transactions and negotiated more than $300 million in debt instruments. He previously was interim CEO and CFO of publicly traded medical technology company Hansen Medical, and CFO and Chief Business Officer of publicly traded drug development company Anthera Pharmaceuticals. Prior to that, Mr. Lowe served in various senior financial positions that included CFO of Asthmatx, a medical device company acquired by Boston Scientific, and Chief Accounting Officer and Corporate Controller of Peninsula Pharmaceuticals acquired by Johnson & Johnson. Mr. Lowe holds a B.S. from California Polytechnic State University, San Luis Obispo and an MBA from Saint Mary’s University, Texas. He serves on the Board of Directors of privately held EpiBiome.

About Inspyr Therapeutics

Inspyr Therapeutics, Inc. (formerly known as GenSpera, Inc.) is developing a novel technology platform that combines a powerful cytotoxin (thapsigargin) with a patented prodrug delivery system that targets the release of drugs within solid tumors without the side effects of chemotherapeutic agents. Mipsagargin, its lead drug candidate, has been studied in a Phase 2 clinical trial in patients with hepatocellular carcinoma (liver cancer) and has been granted Orphan Drug designation by the U.S. Food and Drug Administration (FDA) in this indication. Mipsagargin is currently being evaluated in an open-label, single-arm, Phase II clinical study in patients with glioblastoma (brain cancer) and is also being evaluated in two Phase II clinical pilot studies in patients with prostate and clear cell renal cancer. For additional information on Inspyr Therapeutics, visit www.inspyrtx.com

Cautionary Statement Regarding Forward-Looking Information

This communication may contain forward-looking statements. Investors are cautioned that statements in this document regarding potential applications of Inspyr Therapeutics’ technologies or the future prospects of the company constitute forward-looking statements that involve risks and uncertainties, including, without limitation, risks inherent in the development and commercialization of potential products, uncertainty of clinical trial results or regulatory approvals or clearances, need for future capital, dependence upon collaborators and maintenance of our intellectual property rights and the acceptance of Inspyr Therapeutics’ proposed therapies by the health community. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect our results and other risks and uncertainties will be detailed from time to time in Inspyr Therapeutics’ periodic reports filed with the Securities and Exchange Commission.

Investor Contacts:

LHA

Jody Cain

jcain@lhai.com

310-691-7100

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